Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form F-3, No. 333-187275) of Coca-Cola FEMSA, S.A.B. de C.V., Comercializadora La Pureza de Bebidas, S. de R.L. de C.V., Controladora Interamericana de Bebidas, S. de R.L. de C.V., Servicios Integrados Inmuebles del Golfo, S. de R.L. de C.V., Refrescos Victoria del Centro, S. de R.L. de C.V., Yoli de Acapulco, S.A. de C.V., Grupo Embotellador Cimsa, S. de R.L. de C.V. and Propimex, S. de R.L. de C.V., of our reports dated April 11, 2014, with respect to the consolidated financial statements of Coca-Cola FEMSA, S.A.B. de C.V. and subsidiaries, and the effectiveness of internal control over financial reporting of Coca-Cola FEMSA, S.A.B. de C.V. included in its Annual Report on Form 20-F, for the year ended December 31, 2013.

Mancera, S.C. A member practice of Ernst & Young Global

/s/ Adan Aranda Suarez
Adan Aranda Suarez

Mexico City, Mexico

April 11, 2014

Exhibit 23.1-1